Exhibit 5.1

January 3, 2019	+1 212 230 8800 (t)
+1 212 230 8888 (f)
PTC Therapeutics, Inc.	wilmerhale.com
100 Corporate Court
South Plainfield, New Jersey 07080

Re:	2013 Long Term Incentive Plan; Inducement Grant Awards for the Period of January 2018 through December 2018

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 3,335,532 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of PTC Therapeutics, Inc., a Delaware corporation (the “Company”), consisting of (i) an aggregate of 2,024,932 shares of Common Stock issuable under the Company’s 2013 Long Term Incentive Plan (the “Plan”), (ii) 1,303,600 shares of Common Stock issuable pursuant to nonqualified stock option agreements providing for employee inducement grants between the Company and various employees, which were entered into in connection with the commencement of such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (the “Inducement Stock Option Award Agreements”) and (iii) 7,000 shares of Common Stock issuable pursuant to nonqualified restricted stock agreements providing for employee inducement grants between the Company and various employees, which were entered into in connection with the commencement of such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (the “Inducement Restricted Stock Award Agreements,” and, together with the Inducement Stock Option Agreements, the “InducementAward Agreements”).
    We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement, certificates of representatives of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.
We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan and the Inducement Award Agreements, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
    Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan or the Inducement Award Agreements, as applicable, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner